EXHIBIT 4.5




                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of May 19, 1999

                                  by and among

                       TELEHUB COMMUNICATIONS CORPORATION,
                                   as Issuer,

                      TELEHUB NETWORK SERVICES CORPORATION,
                      TELEHUB TECHNOLOGIES CORPORATION, and
                          TELEHUB LEASING CORPORATION,
                                 as Guarantors,

                                       and

                      STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee

                                       to

                                    INDENTURE

                            dated as of July 30, 1998

             Relating to $125,000,000 Aggregate Principal Amount of

                     13-7/8% Senior Discount Notes due 2005

                          FIRST SUPPLEMENTAL INDENTURE

         This FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 1999 (this "Supplement"), by and among TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation (the "Company"), TELEHUB NETWORK SERVICES CORPORATION, an Illinois Corporation ("TNS"), TELEHUB TECHNOLOGIES CORPORATION, a Nevada Corporation ("TLC," and collectively with TNS and TTC, the "Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee ("Trustee").

                                   WITNESSETH:

         WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture, dated as of July 30, 1998, pursuant to which $125,000,000 aggregate principal amount of the Company's 13-7/8% Senior Discount Notes due 2005 were issued and with respect to which this Supplement relates;

         WHEREAS, the Company desires to amend the Indenture in the manner set forth in this Supplement;

         WHEREAS, Section 9.2 of the Indenture provides that the Company and the Trustee may from time to time amend or supplement the Indenture with the receipt of consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

         WHEREAS,   the   Company   undertook   a  consent   solicitation   (the
"Solicitation") seeking the written consent from Holders pursuant to a Consent Solicitation Statement dated April 5, 1999 (the "Solicitation Statement");

         WHEREAS, the Company has received in the Solicitation the valid written consents of the Holders of more than a majority in aggregate principal amount of the outstanding Notes, consenting to the substance of the amendments set forth in this Supplement;

         WHEREAS, all conditions and requirements necessary to make this Supplement a valid, binding and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respect duly authorized; and

         WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this Supplement;

         NOW THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and valuable benefit of the Holders of Notes, as follows:











                      First Supplemental Indenture: Page 1

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                       ARTICLE 1: DEFINITIONAL AMENDMENTS

         Section 1.1 First Definitional Amendment. The Indenture is hereby amended to modify the definition of "Asset Sale" to add new clauses (iv) and (v) which will exclude the Newbridge Transaction and any Newco Sale/Distribution, respectively, from the definition thereof, as follows:

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 4.15 and/or Article 5 hereof, and not by the provisions Section 4.14 hereof), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary,
         (ii) a  Restricted  Payment  that is  permitted  by Section 4.9 hereof,
         (iii) a TNS/TTC Transaction, (iv) any sale of any Equity Interests of Newco by the Company or Newco in connection with the Newbridge Initial Investment and the Newbridge Transaction, and (v) a Newco Sale/Distribution will not be deemed to be an Asset Sale.

         Section 1.2 Second Definitional Amendment. The Indenture is hereby amended to add a new defined term "Collateral" thereto, as follows:

                  "Collateral" has the meaning ascribed to such term under the Pledge Agreement.

         Section 1.3 Third Definitional Amendment. The Indenture is hereby amended to add a new defined term "Collateral Agent" thereto, as follows:

                  "Collateral Agent" means State Street Bank and Trust Company, in its capacity as collateral agent under the Collateral Document until a successor replaces it in accordance with applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

         Section 1.4 Fourth Definitional Amendment. The Indenture is hereby amended to add the new defined term "Collateral Document" thereto, as follows:





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                  "Collateral Document" means the Pledge Agreement,  dated as of
         May 19, 1999, by and between the Company, TTC and the Collateral Agent, granting and governing the Security Interest.

         Section 1.5 Fifth Definitional Amendment. The Indenture is hereby amended to modify the definition of "Investments" to add a proviso to the end of the definition thereof which will authorize the Newbridge Initial Investment and the Proposed Transaction, as follows:

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Subsidiaries for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.9 hereof; provided, however, that the Newco Contribution and the issuance in exchange therefore of Equity Interests of Newco to the Company and TTC shall not be deemed to be an Investment.

         Section 1.6 Sixth Amendment Definitional Amendment. The Indenture is hereby amended to modify the definition of "Net Proceeds" to include reference in the second, fourth and ninth lines thereof to proceeds received in respect of a Newco Sale/Distribution, as follows:

                  "Net Proceeds" means the aggregate cash proceeds or other value received by the Company or any of its Subsidiaries in respect of any Asset Sale or Newco Sale/ Distribution (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale or Newco Sale/ Distribution), net of the direct costs relating to such Asset Sale or Newco Sale/ Distribution (including, without limitation, legal, accounting and investment banking fees, and sales





                      First Supplemental Indenture: Page 3

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         commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         Section 1.7 Seventh Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newbridge" thereto, as follows:

                  "Newbridge" shall mean Newbridge Networks Corporation, a Canadian corporation.

         Section 1.8 Eighth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newbridge Initial Investment" thereto, as follows:

                  "Newbridge Initial Investment" shall mean the acquisition by Newbridge of the initial 19% interest in Newco contemplated by the Newbridge Transaction pursuant to the Newbridge Transaction Agreement and Stockholders Agreement.

         Section 1.9 Ninth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newbridge Transaction" thereto, as follows:

                  "Newbridge Transaction" shall mean the strategic joint venture between Newbridge and the Company, whereby (i) Newco will be formed as a Nevada corporation; (ii) the Company and TTC will transfer substantially all of their respective VASP(TM)-related assets to Newco, in exchange for all of the outstanding Equity Interests of Newco; (iii) the Company will sell all of its Equity Interests in Newco to Newbridge thereby making Newbridge and TTC the sole shareholders of Newco with TTC owning 81% and Newbridge owning 19% of the Common Stock thereof;
         (iv) Newco will grant the Company and TNS a perpetual license to use VASP(TM) as specified in such license in their products and services;
         (v) Newco will issue  certain  shares of its common stock to Newbridge;
         (vi) Newco will repay certain Indebtedness owed by TTC to the Company; and (vii) Newco will grant to Newbridge the option to purchase the number of Equity Interests necessary for Newbridge to own 50% of the issued and outstanding Equity Interests in Newco, all as more particularly described in the Newbridge Transaction Agreement, the Stockholders Agreement and the Option Agreement (as defined in the Newbridge Transaction Agreement).





                      First Supplemental Indenture: Page 4

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         Section  1.10 Tenth  Definitional  Amendment.  The  Indenture is hereby amended to add a new defined term "Newbridge Transaction Agreement" thereto, as follows:

                  "Newbridge Transaction Agreement" shall mean that certain Organizational Agreement, dated as of March 31, 1999, by and among the Company, TTC, Newco and Newbridge, as in effect on the date of the Supplemental Indenture.

         Section 1.11 Eleventh Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newco" thereto, as follows:

         "Newco" means TERABridge Technologies Corporation, a Nevada corporation.

         Section 1.12 Twelfth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newco Contribution" thereto, as follows:

                  "Newco   Contribution"   shall   mean  the   contribution   of
         VASP(TM)-related assets to Newco by the Company and TTC as contemplated by the Newbridge Transaction Agreement.

         Section 1.13 Thirteenth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Newco Sale/Distribution" thereto, as follows:

                  "Newco Sale/Distribution" means the sale, lease, conveyance or other disposition by TTC or Newco of any assets of TTC or Newco other than in the ordinary course of business consistent with past practice, in which (in the case of a sale, lease, conveyance, or other disposition by Newco only) Newco dividends, distributes or otherwise pays any net cash proceeds from such sale, lease, conveyance or other disposition, as the case may be, to the Company or any of its Subsidiaries.

         Section 1.14 Fourteenth Definitional Amendment. The Indenture is hereby amended to modify the definition of "Permitted Investments" to (a) increase the amount that the Company may invest in TTC or Newco from $3.0 million to $10.0 million, by amending the proviso in clause (vi) thereof to delete "$3.0 million," and insert in its place "$10.0 million," (b) permit any Investments in Newco by TTC made after the Newbridge Initial Investment and (c) permit the Newco Contribution, as follows:

                  "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Subsidiary of the Company (other than TTC); (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Subsidiaries in a Person if, as a result of such Investment, (a) such







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         Person  becomes a Wholly  Owned  Subsidiary  of the Company or (b) such
         Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary of the Company; (iv) any Investment existing on the date of this Indenture;
         (v) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.14 hereof; (vi) other Investments in any Person (other than (x) an Affiliate that is not a Subsidiary or a Person that is controlled by an Affiliate that is not a Subsidiary and
         (y) Newco) engaged in a line of business that is similar, complementary or ancillary to the business of the Company on the Issue Date, not to exceed $3.0 million, provided, that, every $1.00 of Investment above $7.0 million made by the Company under clause (vii) will reduce by $1.00 the amount available for Investment under this clause (vi); or
         (vii) any Investments in either TTC or Newco made after the Newco Contribution and the Newbridge Initial Investment that, when taken together with all other Investments made pursuant to this clause (vii), do not, in the aggregate, exceed $10.0 million, provided, however, that every $1.00 of Investment by the Company or a Wholly Owned Subsidiary under clause (vi) will reduce by $1.00 the amount available under this clause (vii), and, provided further, however, that to the extent the Company makes any Investment in TTC, TTC shall further invest such
         Investment  in  Newco,  and,  provided  further,   however,  that  each
         Investment under this clause (vii) is evidenced by an instrument pledged under the Pledge Agreement so as to create a valid first priority Lien thereon for the benefit of the Holders.

         Section 1.15 Fifteenth Definitional Amendment. The Indenture is hereby amended to modify definition of "Permitted Liens" by adding (a) a new clause
(xiii) which will reference Liens on Collateral to the extent existing by virtue of the Collateral Document and (b) a new clause (xiv) which will reference any Liens to the extent granted under the Stockholders Agreement, as follows:

                  "Permitted  Liens"  means (i) Liens  securing  the Bank Credit
         Facility; (ii) Liens in favor of the Company or any of its Subsidiaries; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any of its Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other





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         obligations  of a like  nature  incurred  in  the  ordinary  course  of business;  (vi)  Liens to  secure  Indebtedness  permitted  by  Section
         4.8(iv)(A)   hereof   covering  only  the  assets  acquired  with  such
         Indebtedness; (vii) Liens existing on the date of this Indenture excluding Liens on Indebtedness to be repaid with the proceeds of the Offering; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in
         good  faith  by  appropriate   proceedings   promptly   instituted  and
         diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens incurred in the ordinary course of business of the Company or any of its Subsidiaries with respect to obligations that do not exceed $2.0 million at any one time outstanding and that
         (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Subsidiary; (x) renewals or refundings of any Liens referred to in clauses (iii) through (ix) above, provided that any such renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being renewed or refinanced; (xi) any Lien consisting of a deposit or pledge made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance or similar legislation;
         (xii) any Lien constituting a renewal, extension or replacement of a Lien constituting a Permitted Lien, but only if (1) at the time such Lien is granted and immediately after giving effect thereto, no Default would exist, (2) such Lien is limited to all or a part of the property or asset that was subject to the Lien so renewed, extended or replaced and to fixed improvements thereafter erected on such property or asset,
         (3) the principal amount of the obligations secured by such Lien does not exceed the principal amount of the obligation secured by the Lien so renewed, extended or replaced, (4) the obligations secured by such Lien bear interest at a rate per annum not exceeding the rate borne by the obligations secured by the Lien so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase and (5) the principal amount of the obligations has a final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the obligation secured by the Lien so renewed, extended or replaced;(xiii) any Liens on Collateral to the extent granted under the Collateral Document; and (xiv) any Liens to the extent granted under the Stockholders Agreement.

         Section 1.16 Sixteenth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Security Interest" thereto, as follows:




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                  "Security   Interest"  means  the  security  interest  in  the
         Collateral or any part thereof granted to the Collateral Agent by the Company or TTC for the benefit of the Holders under the Indenture pursuant to the Collateral Document.

         Section 1.17 Seventeenth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Stockholders Agreement" thereto, as follows:

                  "Stockholders Agreement" means the Stockholders Agreement, dated as of May 19, 1999, by and among Newco, Newbridge, TTC and the Company.

         Section 1.18 Eighteenth Definitional Amendment. The Indenture is hereby amended to modify the definition of "Subsidiary" to exclude Newco therefrom by adding a new second sentence to the definition, as follows:

                  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person and/or one or more Subsidiaries of such Person (or any combination thereof). Notwithstanding the foregoing, Newco shall not be deemed a "Subsidiary" of the Company for purposes of this Indenture, unless after the consummation of the Newco Contribution and the Newbridge Initial Investment it shall become a Wholly-Owned Subsidiary of the Company.

         Section 1.19 Nineteenth Definitional Amendment. The title of the Notes is hereby amended to refer to the Notes as "13-7/8% Senior Secured Discount Notes due 2005."

         Section 1.20 Twentieth Definitional Amendment. The Indenture is hereby amended to add a new defined term "Supplemental Indenture" thereto, as follows:

                  "Supplemental Indenture" means the Supplemental Indenture, dated May 19, 1999, by and among the Company, TNS, TCC, TeleHub Leasing Corporation, and the Trustee.





                      First Supplemental Indenture: Page 8

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         Section 1.21  Twenty-First  Definitional  Amendment.  The  Indenture is
hereby amended to modify the defined term "TNS/TTC Transaction," to provide that the Newco Contribution will constitute a "TTC Transaction" and that the term "TNS/TTC Transaction" will no longer apply to TTC or Newco under the Indenture thereafter, as follows:

                  "TNS/TTC Transaction" means (i) a sale, assignment, transfer, lease conveyance or other disposition of all of the capital stock of TNS or all or substantially all of the assets comprising TNS's ATM Network, and/or (ii) a sale, assignment, transfer, lease, conveyance or other disposition of all of the capital stock of TTC or all or substantially all of the assets comprising TTC's business; provided that no asset of the Company or any of its Subsidiaries shall have been or will be transferred or licensed to the Subsidiary or business be divested by the Company other than on an arm's length basis and in the ordinary course of business (other than in respect of the Newbridge Transaction and any of the transactions contemplated thereby, subject to Section 4.9 of this Indenture); provided, further; that the Newco Contribution constitutes a "TNS/TTC Transaction" for purposes thereof; and provided, further, that after the consummation of the Newco Contribution no subsequent transaction by the Company or any of its Subsidiaries or Affiliates in respect of the assets or Equity Securities of TTC or Newco will constitute a "TNS/TTC Transaction" unless Newco shall be, immediately prior to the consummation thereof, a Wholly-Owned Subsidiary of the Company; provided, however, that the immediately preceding proviso shall not apply to the provisions of
         Section 5.1 of the Indenture.


                         ARTICLE 2: COVENANT AMENDMENTS

         Section 2.1 First Covenant Amendment. The Indenture is hereby amended to modify Section 4.4 thereof, to add references in paragraphs (a) and (c) thereof to the Collateral Document, as follows:

         SECTION 4.4.   Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, but not less often than annually, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Document, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this







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         Indenture  and the  Collateral  Document,  and is not in default in the
         performance  or  observance  of  any  of  the  terms,   provisions  and
         conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
         Section 4.3(a) above shall be accompanied by a written statement of the Company's independent certified public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of Article 4, 5 or 6 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default; (ii) any event of default under any other mortgage, indenture or instrument referred to in Section 6.1(5),or (iii) any other default or event of default under the Collateral Document, an Officers' Certificate specifying such Default, Event of Default or other default or event of default and what action the Company is taking or proposes to take with respect thereto;

         Section 2.2 Second Covenant Amendment. The Indenture is hereby amended to modify Section 4.8 thereof, to increase the Company's ability to incur indebtedness, notwithstanding that the Company may not be able to incur such Indebtedness under the first paragraph of Section 4.8, from $10.0 million to $30.0 million, by amending the proviso in clause (iv) thereof to delete "$10.0 million," and insert in its place "$30.0 million," and to limit the use of such additional borrowing capacity to financing for property, plant or equipment, as follows:

         SECTION 4.8.   Limitation on the Incurrence of Indebtedness.

                  The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect






                      First Supplemental Indenture: Page 10
         to (collectively, "incur") any Indebtedness (including Acquired Debt); provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and any Guarantor may incur Indebtedness (including Acquired Debt) if the Consolidated Leverage Ratio is less than or equal to 5.50 to 1.00.

                  The foregoing provisions will not apply to:

                  (i) the incurrence by the Company and the Guarantors of Indebtedness pursuant to the Bank Credit Facility in an aggregate principal amount not to exceed 80% of the Company's receivables that are less than 60 days past due at any one time outstanding less any Net Proceeds of Asset Sales applied to permanently reduce the Bank Credit Facility pursuant to the provisions described under Section 4.14.

                  (ii) the incurrence by the Company and its Subsidiaries of Existing Indebtedness;

                  (iii) the incurrence by the Company and its Subsidiaries of Indebtedness represented by the Notes, the Guarantees, the Exchange Notes and the Guarantees thereunder, and this Indenture;

                  (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness (A) represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary or (B) in connection with the acquisition of assets or a new Subsidiary; provided, that the aggregate principal amount (or accreted value, as applicable) of Indebtedness incurred pursuant to clause (A) and (B) of this clause
         (iv), together with any other outstanding Indebtedness incurred pursuant to this clause (iv), does not exceed $30.0 million at any one time outstanding; provided further that, of such $30.0 million, $20.0 million shall only be available, and used by the Company, for financing of acquisitions of property, plant or equipment; and provided further that, if any such Indebtedness is or has been refinanced under clause
         (vi), the amount of Indebtedness that may be incurred and may be outstanding under this clause (iv) shall be reduced by the amount of such Permitted Refinancing Debt;

                  (v) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries; provided that any subsequent issuance or transfer of Equity Interests that results in any





                      First Supplemental Indenture: Page 11
         such Indebtedness being held by a Person other than the Company or a Wholly Owned Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

                  (vi) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by this Indenture to be incurred (other than Indebtedness incurred under clause (i) above);

                  (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate indebtedness that is permitted by the terms of this Indenture to be outstanding; and

                  (viii) the incurrence by the Company of Indebtedness (other than secured Acquired Debt) in an aggregate principal amount not to exceed 1.0 times the sum of the net cash proceeds received by the Company after the date of this Indenture (other than in respect of Disqualified Stock) in connection with any Public Offerings; provided that such Indebtedness (i) does not mature prior to the maturity of the Notes, (ii) has a Weighted Average Life to Maturity at greater than the Notes and (iii) is made expressly subordinated to the Notes.

         Section 2.3 Third Covenant Amendment . The Indenture is hereby amended to modify Section 4.11 thereof, to authorize the Newbridge Transaction, by adding a new clause (b) to the last sentence thereof, as follows:

         SECTION 4.11.   Limitation on Transactions with Affiliates.

                  The  Company  shall  not,  and  shall  not  permit  any of its
         Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction (as determined in good faith by the Board of Directors) with an unrelated Person and (ii) the





                      First Supplemental Indenture: Page 12

         Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an unaffiliated accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, (a) transactions between or among the Company and its Subsidiaries and Restricted Payments and Permitted Investments that are permitted by the provisions under Section 4.9 hereof, and (b) transactions between the Company, TTC and Newco as part of the Newbridge Transaction, including transactions pursuant to the Stockholders Agreement as in effect on the date of the Supplemental Indenture, in each case shall not be deemed Affiliate Transactions, subject to Section 4.9 of this Indenture.

         Section 2.4 Fourth Covenant Amendment. The Indenture is hereby amended to modify Section 4.13 thereof to restrict TTC's ability to own, control or possess any assets other than certain Investments in Newco or otherwise engage in any type of business activity, by adding a new subsection (b) thereto, as follows:

         SECTION 4.13.   Business Activities.

                  (a) The Company shall not, directly or indirectly, engage in any business other than the Telecommunications Business.

                  (b) Notwithstanding anything to the contrary set forth in this Indenture, (A) TTC shall not (i) own any assets other than any Investments in Newco permitted hereunder, (ii) and shall not otherwise engage in any type of business activity or (iii) incur any Indebtedness; and (B) all Investments in Newco of the Company and its Subsidiaries shall be held directly by TTC (except for the temporary Investment to be held by the Company as described in the definition herein of "Newbridge Transaction").

         Section 2.5 Fifth Covenant Amendment. The Indenture is hereby amended to modify Section 4.14 thereof to require the Company, subsequent to the Newbridge Initial Investment, to use the net proceeds from any sales of Equity Interests of TTC or Newco held by the Company or any Subsidiary or from any Newco Sale/Distribution, to make an offer to purchase Notes pursuant to the provisions of Section 4.14 (and allow the Company to use proceeds remaining thereafter for working capital and general corporate purposes) by





                      First Supplemental Indenture: Page 13
amending the second paragraph of Section 4.14 to add a new second sentence thereto, as follows:

         SECTION 4.14.   Asset Sales.

                  The Company shall not, and shall not permit any of its Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (b) any notes or other obligations received by the Company or such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into Cash Equivalents (to the extent of the cash received) shall be deemed to be Cash Equivalents for purposes of this provision.

                  Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Subsidiary may apply such Net Proceeds
         (i) to permanently reduce borrowings under the Bank Credit Facility (and to correspondingly reduce commitments with respect thereto) or
         (ii) to make capital expenditures or acquire long-term assets in the same line of business as the Company was engaged immediately prior to such Asset Sale or, in the case of a sale of accounts receivable in connection with any accounts receivable financing, for working capital purposes. Subsequent to the consummation of the Newco Contribution, the Newco Initial Investment and the repayment of Indebtedness described in clause (v) of the definition herein of "Newbridge Transaction," in the event (i) that the Company or any Subsidiary sells or otherwise disposes of any Equity Interests or other Investments in TTC or (ii) there shall occur any Newco Sale/Distribution, the Company shall with the Net Proceeds derived therefrom to make offers to Holders of Notes consistent with the Asset Sale Offer provisions of this Section 4.14 and with Section 3.9; provided, however, that if any Net Proceeds remain after the Company complies with such Asset Sale Offer provision the Company may use such remaining proceeds for working capital and general corporate purposes. Pending the final application of any such






                      First Supplemental Indenture: Page 14

         Net Proceeds, the Company may temporarily reduce senior indebtedness or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first or second sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount at maturity of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (or, in the case of an offer to purchase that would be consummated prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any) to the date of purchase, in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Accreted Value of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of this Indenture). If the Accreted Value of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

                  The Asset Sale Offer must be commenced within 30 days following the Asset Sale or Newco Sale/Distribution that triggers the Company's obligation to make the Asset Sale Offer and remain open for at least 30 and not more than 40 days (unless required by applicable law). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

         Section 2.6 Sixth Covenant Amendment. The Indenture is hereby amended to modify Section 4.15 thereof, to clarify that the Company will not be required to make a TNS/TTC Put Option Offer as a result of the Newbridge Transaction, by adding a new sixth paragraph thereto, as follows:

         SECTION 4.15.   Change of Control or a TNS/TTC Transaction.

                  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an






                      First Supplemental Indenture: Page 15
         offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (or, in the case of repurchase of Notes prior to July 31, 2001, at a purchase price equal to 101% of the Accreted Value thereof, plus Liquidated Damages thereon, if any, to the date of repurchase) (the "Change of Control Payment"). A notice of a Change of Control Offer shall be prepared by the Company and shall be mailed by the Company with a copy to the Trustee or, at the option of the Company and at the expense of the Company, by the Trustee within 10 days following a Change of Control to each Holder of the Notes and such Change of Control Offer must remain open for at least 30 and not more than 40 days (unless required by applicable law).

                  Upon the occurrence of a TNS/TTC Transaction, if the Company does not exercise its right to redeem the Notes concurrently with the consummation of the TNS/TTC Transaction or has not made an offer to each Holder of Notes to repurchase the Notes at the TNS/TTC Transaction Purchase Price concurrently with the consummation of such transaction in a manner that otherwise complies with the notice requirements and clauses (a) and (b) below of this sentence, the Company shall be required to (a) deposit with the Trustee upon consummation of such transaction sufficient monies to redeem in full the Notes, (b) delivered to the Trustee with a solvency opinion (from a nationally recognized investment bank with expertise in giving solvency opinions) dated the date of the consummation of such transaction and stating that after giving effect to the redemption of the Notes the Company will be solvent and (c) within ten days of the consummation of such transaction make an offer (a "TNS/TTC Put Option Offer") to each Holder to repurchase all or any part (equal to $1,000 face amount or an integral multiple thereof) of each Holder's Notes at an offer price (the "TNS/TTC Transaction Purchase Price") in cash equal to, at any time on or prior to July 31, 2002, the Accreted Value thereof, plus accrued and unpaid interest and Liquidated Damages, if any thereon, and the applicable Make- Whole Premium and after such date the amount that would be payable to the Holders of each Note to be purchased if the Company on such date were to redeem the Notes (the "TNS/TTC Put Option Payment"). The Company shall have the right to make a TNS/TTC Put
         Option Offer not more than 60 nor less than 30 days prior to the consummation of the TNS/TTC Transaction.

                  The notice to each Holder of the Notes shall state: (1) that the Change of Control Offer or the TNS/TTC Put Option Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment; (2) the purchase price, separately stating the amount of any accrued and unpaid interest and Liquidated Damages, if any,




                      First Supplemental Indenture: Page 16
         and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date" or the "TNS/TTC Put Option Payment Date"); (3) that any Note not tendered will continue to accrue or accrete interest, as the case may be; (4) that, unless the Company defaults in the payment of the Change of Control Payment or the TNS/TTC Put Option Payment, all Notes accepted for payment pursuant to the Change of Control Offer or the TNS/TTC Put Option Offer will cease to accrue or accrete interest, as the case may be, after the Change of Control Payment Date or the TNS/TTC Put Option Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer or the TNS/TTC Put Option Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date or the TNS/TTC Put Option Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holders, the principal amount at maturity of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased; (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount at maturity to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount at maturity or an integral multiple thereof; and (8) the circumstances and material facts regarding the Change of Control or TNS/TTC Transaction (including but not limited to information with respect to the historical consolidated financial information of the Company and pro forma consolidated financial information of the Company after giving effect to the Change of Control or TNS/TTC Transaction, information regarding the Person or Persons acquiring control, to the extent reasonably available, and the business plans of such Person or Persons with respect to the Company, to the extent reasonably available). The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes in connection with a Change of Control or TNS/TTC Transaction.

                  On the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, as the case may be, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer or TNS/TTC Put Option Offer, as the case





                      First Supplemental Indenture: Page 17
         may be, (ii) deposit with the Paying Agent, unless previously deposited, an amount equal to the Change of Control Payment or the TNS/TTC Put Option Payment, as the case may be, in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment or the TNS/TTC Put Option Payment, as the case may be, for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount at maturity of $1,000 or an integral multiple thereof. Prior to complying with the provisions of this
         Section 4.15, and in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt of the Company or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Company to permit the repurchase of Notes required by this Section 4.15. The Company shall publicly announce the results of the Change of Control Offer or TNS/TTC Put Option Offer, as the case may be, on or as soon as practicable after the Change of Control Payment Date or the TNS/TTC Put Option Payment Date, as the case may be.

                  Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

                  Notwithstanding any provision herein to the contrary, the Company will not be required to make a TNS/TTC Put Option Offer as a result of any of the transactions contemplated by the Newbridge Transaction, including without limitation the Newco Contribution.

         Section 2.7 Seventh Covenant Amendment. The Indenture is hereby amended to modify Section 6.1 thereof, to include as an "Event of Default" a default under the Collateral Document, by adding a new clause (10) thereto, as follows:

         SECTION 6.1.  Events of Default.

                  An "Event of Default" occurs if:

                           (1) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption,




                      First Supplemental Indenture: Page 18
                  required purchase (whether pursuant to Sections 4.14 or 4.15 or otherwise) or otherwise); or

                           (2) the Company defaults in the payment of an installment of interest on, or Liquidated Damages, if any, with respect to, any of the Notes, when the same becomes due and payable, which default continues for a period of 30 days; or

                           (3) the Company  fails to comply with the  provisions
                  described under Sections 4.9, 4.14, 4.15, 4.1or Article 5 hereof; or

                           (4) the Company or a Guarantor, if applicable,  fails
                  to comply with any of its covenants or agreements contained in the Notes or this Indenture (other than a default specified in clause (1), (2) or (3) above) and such default continues for a period of 30 days after notice of such default requiring the Company to remedy the same shall have been given to the Company; or

                           (5) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case described in clauses (a) and (b) of this subsection (5), the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $2.0 million or more; or

                           (6) the Company or any of its  Subsidiaries  fails to
                  pay one or more final judgments against the Company or any Subsidiary in an aggregate amount in excess of $2.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days from the entry thereof;

                           (7) any of the Guarantees of the Guarantors ceases to
                  be in full force and effect or any of such Guarantees is declared to be





                     First Supplemental Indenture: Page 19
                  null and void and unenforceable or any of such Guarantees is found to be invalid or any Guarantor, or any Person acting on behalf of a Guarantor, denies such Guarantor's liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

                           (8) the Company or any of its Subsidiaries,  pursuant
                  to or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding,

                  (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                  (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing its inability to pay debts as the same become due; or

                           (9) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                           (a) is for relief  against the Company or any of  its
                  Subsidiaries in an involuntary case or proceeding,

                           (b) appoints a Custodian  of the  Company,  or any of
                  its  Subsidiaries,   for  all  or  substantially  all  of  its
                  property,

                           (c) orders the  liquidation  of the Company or any of
                  its Subsidiaries, and in each case, the order or decree remains unstayed and in effect for 60 days; or

                           (10) there exists any of the following:

                           (a) any  failure  by the  Company  or any  Subsidiary
                  thereof to deposit with the Collateral Agent under the Pledge Agreement any Equity Interest or other Investment in TTC or Newco held by the Company or any of its Subsidiaries so as to create a valid first priority perfected Lien therein; or the Security Interest in any Collateral is declared to be null and void and unenforceable, is found to be invalid





                      First Supplemental Indenture: Page 20
                  or ceases to be a first priority perfected Lien in the Collateral; or the Company or any Person acting on behalf of the Company denies the enforceability of the Pledge Agreement or the enforceability or perfection of such Security Interest (other than, in each case, by reason of a release of Collateral in accordance with the terms of the Pledge Agreement and this Indenture);

                           (b) a  default  by  the  Company  or  any  Subsidiary
                  thereof under Sections 1, 5(b), 5(c) or 5(d) of the Pledge Agreement; or

                           (c) any  default  by the  Company  or any  Subsidiary
                  thereof under the Collateral Document (other than as a consequence of a "Default" or "Event of Default" described in clauses (1)-(9), (10)(a) or (10)(b) of this Section 6.1), and such default remains continuing for a period of thirty (30) days after notice of such default to the Company by the Trustee or Collateral Agent or by Holders of 25% or more of the aggregate principal amount of the Notes shall have been given.

                  The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  In the case of any Event of Default pursuant to the provisions of this Section 6.1 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or the Guarantors with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 31, 2002, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or the Guarantors with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in this Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         Section 2.8 Eighth Covenant Amendment. The Indenture is hereby amended to modify Section 6.3 thereof to add a reference to the Collateral Document in the sixth line of the first paragraph thereof, as follows:

         SECTION 6.3.   Other Remedies.





                      First Supplemental Indenture: Page 21

                  If an Event of Default occurs and is continuing, the Trustee may and shall at the direction of the Holders of 25% in principal amount at maturity of the then outstanding Notes pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal, premium, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Registration Rights Agreement and/or the Collateral Document.

                  The Trustee and Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or Collateral Agent or any Holder of Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 2.9 Ninth Covenant Amendment. The Indenture is hereby amended to modify Section 7.8 thereof to include references therein to the Collateral Agent, as follows:

         SECTION 7.8. Replacement of Trustee or Collateral Agent.

                  A resignation or removal of the Trustee or Collateral Agent, as the case may be, and appointment of a successor Trustee or successor Collateral Agent, as the case may be, shall become effective only upon the successor Trustee's or successor Collateral Agent's, as the case may be, acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time and be discharged from the trust hereby created, and the Collateral Agent may resign at any time and be discharged of its responsibilities under the Pledge Agreement, by so notifying the Company by at least 30 days' advance written notice. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee or the Collateral Agent, as the case may be, by so notifying the Trustee or the Collateral Agent, as the case may be, and the Company in writing. The Company may remove the Trustee or the Collateral Agent, as the case may be, if:

                           (a) in the case of the Trustee, the Trustee fails to comply with Section 7.10;

                           (b) the Trustee or the Collateral  Agent, as the case
                  may be, is adjudged a bankrupt or an insolvent or an order for relief is







                      First Supplemental Indenture: Page 22
                  entered with respect to the Trustee or Collateral Agent, as the case may be, under any Bankruptcy Law;

                           (c) a Custodian or public officer takes charge of the
                  Trustee or the Collateral Agent, as the case may be, or their respective properties; or

                           (d) the Trustee or the Collateral  Agent, as the case
                  may be, becomes incapable of acting.

                  If the Trustee or the Collateral Agent, as the case may be, resigns or is removed or if a vacancy exists in the office of Trustee or the Collateral Agent, as the case may be, for any reason, the Company shall promptly appoint a successor Trustee or successor Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Collateral Agent, as the case may be, takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee or successor Collateral Agent, as the case may be, to replace the successor Trustee or successor Collateral Agent, as the case may be, appointed by the Company.

                  If a successor Trustee or successor Collateral Agent, as the case may be, does not take office within 60 days after the retiring Trustee or retiring Collateral Agent, as the case may be, resigns or is removed, the retiring Trustee or retiring Collateral Agent, as the case may be, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Collateral Agent, as the case may be.

                  If the Trustee or Collateral Agent, as the case may be, after written request by any Holder of Notes who has been a Holder of Notes for at least six months fails to comply with Section 7.10, such Holder of Notes may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or Collateral Agent, as the case may be, and the appointment of a successor Trustee or successor Collateral Agent, as the case may be.

                  The Company shall give or cause to be given notice of each resignation and each removal of the Trustee or Collateral Agent, as the case may be, to all Holders in the manner provided herein. Each notice shall include the name of the successor Trustee or successor Collateral Agent, as the case may be, and the address of its Corporate Trust Office.






                      First Supplemental Indenture: Page 23

                  A successor Trustee or successor Collateral Agent, as the case may be, shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Collateral Agent, as the case may be, and to the Company. Thereupon, the resignation or removal of the retiring Trustee or retiring Collateral Agent, as the case may be, shall become effective, and the successor Trustee or successor Collateral Agent, as the case may be, shall, in the case of the Trustee, have all the rights, powers and duties of the Trustee under this Indenture and shall, in the case of the Collateral Agent, have all the rights, powers and duties of the Collateral Agent under the Pledge Agreement. The successor Trustee or successor Collateral Agent, as the case may be, shall mail a notice of its succession to Holders of Notes. The retiring Trustee or retiring Collateral Agent, as the case may be, shall promptly transfer all property held by it as Trustee or Collateral Agent, as the case may be, to the successor Trustee or successor Collateral Agent, as the case may be, provided, in the case of the Trustee, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee or Collateral Agent, as the case may be, pursuant to this Section 7.8, the Company' obligations under Section
         7.7 hereof shall continue for the benefit of the retiring Trustee or Collateral Agent, as the case may be. No successor Trustee or successor Collateral Agent, as the case may be, shall accept its appointment unless at the time of such acceptance such successor Trustee or successor Collateral Agent, as the case may be, shall be qualified and eligible under this Article 7.

         Section 2.10 Tenth Covenant Amendment . The Indenture is hereby amended to modify Section 7.9 thereof, to include references therein to the Collateral Agent, as follows:

         SECTION 7.9.   Successor Trustee or Collateral Agent by Merger, etc.

                  If the Trustee or Collateral Agent, as the case may be, consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Collateral Agent, as the case may be; provided that such successor is otherwise eligible hereunder.

         Section 2.11 Eleventh Covenant Amendment. The Indenture is hereby amended to modify Section 9.1 thereof, to add the phrase "or the Collateral Document" in the second line of the first paragraph thereof, as follows:

         SECTION 9.1.   Without Consent of Holders.






                      First Supplemental Indenture: Page 24

                  The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, or the Collateral Document without the consent of any Holder of Notes:

                  (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (4) to provide for the assumption of the Company's and the Guarantor's obligations to Holders of the Notes in the case of a merger or consolidation;

                  (5) to provide additional security for the Notes;

                  (6) to add Guarantees with respect to the Notes;

                  (7) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes; or

                  (8) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company, authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment which affects its own rights, duties or immunities under this Indenture or otherwise.






                     First Supplemental Indenture: Page 25

         Section 2.12 Twelfth Covenant Amendment. The Indenture is hereby amended to modify Section 9.2 thereof, to include references therein to the Collateral Agent and the Collateral Document, as follows:

         SECTION 9.2.   With Consent of Holders.

                  Except as otherwise provided herein, the Company and the Trustee may amend or supplement this Indenture or the Notes, and the Company and the Collateral Agent may amend or supplement the Collateral Document, in each case with the written consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment or amendment to the Collateral Document, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, in respect of the Indenture the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture and in respect of the Collateral Document the Collateral Agent shall join with the Company in the execution of an amendment unless such amendment affects the Collateral Agent's own rights, duties or immunities under the Collateral Document or otherwise, in which case the Collateral Agent may in its discretion, but shall not be obligated to, enter into such amendment.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After a supplemental indenture or amendment under this Section becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver. Subject to Sections
         6.4 and 6.7 hereof, the




                     First Supplemental Indenture: Page 26

         Holders of a majority in principal amount at maturity of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder of Notes affected, an amendment or waiver under this Section may not (with respect to any Notes held by a non-consenting Holder of Notes):

                  (1) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, including default interest, on any Note or change or have the effect of changing the definition of Accreted Value;

                  (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to Sections 4.14 and 4.15) or reduce the prices at which the Company shall offer to purchase such Notes pursuant to Sections 3.9, 4.14 or 4.15 hereof;

                  (4) make any Note payable in money other than that stated in the Note;

                  (5) make any change in Section 6.4 or 6.7 hereof or in this sentence of this Section 9.2;

                  (6) waive a Default or Event of Default in the payment of principal or Accreted Value of or premium, interest or Liquidated Damages, if any, on the Notes (other than a Default in the payment of an amount due as a result of an acceleration if the Holders of Notes rescind such acceleration pursuant to
                  Section 6.2);

                  (7) waive a redemption payment with respect to any Note (other than a payment required under Section 4.14 or 4.15);

                  (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

                  (9) release any of the Security Interests in the Collateral otherwise than in accordance with the terms of the Pledge Agreement and this Indenture.





                      First Supplemental Indenture: Page 27

         Section 2.13 Thirteenth Covenant Amendment. The Indenture is hereby amended to modify 10.1 thereof, to include references to the Collateral Document, as follows:

         SECTION 10.1.   Unconditional Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes and the Obligations of the Company hereunder, thereunder and under the Pledge Agreement, and that (without limiting the generality of the foregoing):
         (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise and (iii) the obligations of the Company and its Subsidiaries under the Collateral Document shall be performed in accordance with the terms thereof; subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in
         Section 10.5. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture or the Collateral Document, as the case may be, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Collateral Document and in this Guarantee. If any Noteholder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Noteholder, this Guarantee, to the extent theretofore





                      First Supplemental Indenture: Page 28
         discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any acceleration of such obligations as provided in
         Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

         Section 2.14 Fourteenth Covenant Amendment. The Indenture is hereby amended to modify Section 10.5(b) thereof, to exclude the Newbridge Transaction from the provisions thereof, as follows:

         SECTION 10.5.   Guarantors May Consolidate, etc. on Certain Terms.

                           (a) Nothing  contained in this Indenture or in any of
                  the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Guarantor shall no longer have any force or effect.

                           (b) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor) or shall prevent any sale of assets or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor); provided, however, that, subject to Sections 10.3 and 10.5(a), immediately after such transaction, and giving effect thereto such transaction does not (a) violate any covenants set forth herein or (b) results in a Default or Event of Default under this Indenture that is continuing. Nothing in this Indenture shall prevent the transfer of VASP(TM)-related assets or sale of Equity
                  Interests pursuant to the Newco Contribution in connection with the Newbridge Transaction.





                      First Supplemental Indenture: Page 29

         Section 2.15 Fifteenth Covenant Amendment to Indenture. The Indenture is hereby amended to add a new Section 12.1 thereto, which will provide for the execution and delivery of the Collateral Document, which will establish the means of securing the performance of the Company's obligations under the Notes through a pledge of Investments in TTC by the Company, as follows:

         SECTION 12.1.    Collateral Document.

                  The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the performance of all other obligations of the Company and the Guarantors to the Holders of Notes under this Indenture, the Notes and the Collateral Document, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Document, which the Company has entered into simultaneously with the execution of the Supplemental Indenture. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Document (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or (subject to Article 9) may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Document and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Document, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Document or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, and of the Notes and Collateral Document secured thereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause TTC to take, and, if requested by the Collateral Agent, shall request Newbridge and/or Newco to take (in respect of the Collateral consisting of Equity Interests of, or Investments in, Newco), any and all actions reasonably required to cause the Collateral Document to create and maintain, as security for the Obligations of the Company and Guarantors hereunder and thereunder, a valid and enforceable first priority perfected Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens described in clauses (v) (in respect of statutory obligations), (viii) and (xiv) of the definition of Permitted Liens).





                      First Supplemental Indenture: Page 30

         Section 2.16 Sixteenth Covenant Amendment . The Indenture is hereby amended to add a new Section 12.2 thereto, which will require an opinion of Company's counsel as to creation and maintenance of the Security Interest effected by the Collateral Document, as follows:

         SECTION 12.2.   Recording and Opinions.

                           (a) The Company shall furnish to the Collateral Agent
                  simultaneously   with  the   execution  and  delivery  of  the
                  Supplemental Indenture an Opinion of Counsel, which may contain customary qualifications, stating that in the opinion of such counsel (i) the Collateral Document has been duly executed and delivered by the Company and TTC and constitutes the legal, valid and binding obligations of the Company and TTC enforceable against the Company and TTC in accordance with its terms, (ii) the Security Interests purportedly granted and created by the Company and TTC are valid and enforceable security interests in the Collateral described in the Collateral Document for the benefit of the Holders under this Indenture, and (iii) with respect to the Security Interests in the Collateral, all action has been taken with respect to the recording, registering and filing of the Collateral Document, financing statements or other instruments necessary to make effective the first priority perfected Lien intended to be created by the Collateral Document, and the details of such action.

                           (b)  The  Company  shall  furnish  to the  Collateral
                  Agent, simultaneously with the pledge and delivery as additional Collateral under the Collateral Document of any Investments (or evidences thereof) made by the Company or any Subsidiary in TTC or Newco after the date of the Supplemental Indenture (1) in the event that such Subsidiary is not already a party to the Collateral Document, an instrument reasonably satisfactory to the Collateral Agent by which such Subsidiary shall agree to become an additional "Pledgor" party thereto, and (2) an Opinion of Counsel, which may contain customary qualifications, stating that in the opinion of such counsel
                  (i) if applicable, the Collateral Document has been duly executed and delivered by such Subsidiary and constitutes the legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, (ii) the Security Interests purportedly granted and created by such Pledgor are validly created and binding security interests in such Investments for the benefit of Holders under this Indenture, and (iii) with respect to the Security Interests in such Investments, all action has been taken with respect




                      First Supplemental Indenture: Page 31
                  to the recording, registering and filing of the Collateral Document, financing statements or other instruments necessary to make effect the first priority perfected Lien intended to be created by the Collateral Document in such Investments, and the details of such action.

                           (c) The Company shall furnish to the Collateral Agent
                  on May 31 in each year beginning with May 31, 1999 an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, all action has been taken as is necessary to maintain the first priority perfected status of the Lien of the Collateral Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent hereunder and under the Collateral Document with respect to the Security Interests in the Collateral, or
                  (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and such first priority perfected status.

         Section 2.17 Seventeenth Covenant Amendment. The Indenture is hereby amended to add a new Section 12.3 thereto, which will establish the means by which the Security Interest may be released, as follows:

         SECTION 12.3.   Release of Collateral.

                           (a) Subject to  subsections  (b), (d) and (e) of this
                  Section 12.3, Collateral may be released from the Lien and Security Interest created by the Collateral Document at any time or from time to time in accordance with the provisions of the Collateral Document and as provided hereby. Upon the request of the Company pursuant to an Officers' Certificate certifying and Opinion of Counsel opining that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale or Newco Sale/Distribution, the Collateral Agent shall release (at the sole cost and expense of the Company) Collateral which is sold, conveyed or disposed of in compliance with the provisions of this Indenture. Without limiting the generality of the foregoing, if such sale, conveyance or disposition constitutes an Asset Sale or Newco




                      First Supplemental Indenture: Page 32

                  Sale/Distribution, the Company shall apply the Net Proceeds in accordance with Section 4.14. Upon receipt of such Officers' Certificate and Opinion of Counsel, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and the Collateral Document.

                           (b) The Company may at any time after the date hereof
                  transfer, assign, sell or otherwise dispose of any or all of the Collateral; provided that (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, (ii) without limiting the generality of the foregoing, such transfer, assignment, sale or other disposition (as the case may be) shall be in compliance with
                  Section 4.14 and (iii) the Company must give ten (10) days prior notice to Collateral Agent of the terms, conditions and proposed date of such transfer, assignment, sale or other disposition (as the case may be). In such event, Collateral Agent shall (a) make available to the Company at the closing of such transfer, assignment, sale or other disposition (as the case may be) certificates representing the Collateral proposed to be sold in such transfer, assignment, sale or other disposition (as the case may be); and (b) release the Security Interest in such Collateral against delivery of the proceeds from such transfer, assignment, sale or other disposition (as the case may be) (net of the out-of-pocket costs incurred in connection with such transfer, assignment, sale or other disposition (as the case may be)). The proceeds of any such transfer, assignment, sale or other disposition (as the case may be) shall be immediately transferred to the Pledge Account (as defined in the Collateral Document). Promptly (but in any case within 30 days) after receipt of such proceeds, the Company shall make an offer to Holders of Notes to purchase the Notes consistent with the Asset Sale Offer provisions of Section 4.14 of this Indenture. If any proceeds remain after compliance with such Asset Sale Offer provisions, the Collateral Agent shall transfer such proceeds to the Company, which may use such remaining proceeds for working capital and general corporate purposes.

                           (c) Except to the extent that any Lien on the proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and Security Interest created by the




                      First Supplemental Indenture: Page 33

                  Collateral   Document   pursuant  to  the  provisions  of  the
                  Collateral Document unless in compliance with Section 12.3(a) and (b).

                           (d) Notwithstanding  anything in the Indenture or the
                  Collateral Document to the contrary, at any time when a Default or an Event of Default shall have occurred and be continuing, no Collateral shall be released from the Lien and Security Interest pursuant to the provisions of the Collateral Document, and no release of Collateral in contravention of this Section 11.3(d) shall be effective as against the Holders of Notes.

                           (e) The release of any Collateral  from the Liens and
                  Security Interests created by this Indenture and the Collateral Document shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section 12.3, pursuant to the terms of the Collateral Document. To the extent applicable, the Company shall cause TIA ss. 314(d), relating to the release of property or securities from the Lien and Security Interest of the Collateral Document and relating to the substitution therefor of any property or securities to be subjected to the Lien and Security Interest of the Collateral Document, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the Company except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent, appraiser or other expert selected or approved by the Collateral Agent in the exercise of reasonable care.

         Section 2.18 Eighteenth Covenant Amendment. The Indenture is hereby amended to add a new Section 12.4 thereto, which will require compliance with the reporting provisions of the Trust Indenture Act of 1939, as follows:

         SECTION 12.4.   Certificates of the Company.

         The Company shall furnish to the Collateral Agent, prior to each proposed release of Collateral pursuant to the Collateral Document, (i) all documents required by Section 314(d) of the TIA, (ii) an Opinion of Counsel, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA and (iii) an Opinion of Counsel and Officer's Certificate to the effect that the release complies with the requirements of the Indenture and the Collateral Document. The Collateral Agent may, to the






                      First Supplemental Indenture: Page 34
         extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel and Officer's Certificate.

         Section 2.19 Nineteenth Covenant Amendment. The Indenture is hereby amended to add a new Section 12.5 thereto, which will permit the Collateral Agent to take actions that it deems necessary or appropriate in connection with the Collateral Document, as follows:

         SECTION 12.5. Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Document.

                  Subject to the provisions of Section 7.1 and 7.2 hereof, the Collateral Agent may, in its sole discretion and without the consent of the Holders of Notes, on behalf of the Holders of Notes, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Document and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and Guarantors hereunder and thereunder. The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Document or this Indenture, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Collateral Agent).

         Section 2.20 Twentieth Covenant Amendment. The Indenture is hereby amended to add a new Section 12.6 thereto, relating to termination of Security Interest granted under the Collateral Document, as follows:

         SECTION 12.6.   Termination of Security Interest.

                  Upon (a) the payment in full of all Obligations of the Company and Guarantors under this Indenture and the Notes and the Collateral Document, or (b) the sale of all the Collateral pursuant to Section 12.3(b) and the consummation of the offer to purchase Notes acquired under Section 4.14 in connection therewith, the Collateral Agent shall, at the request of the Company, and after receipt of an Officers' Certificate and Opinion of






                     First Supplemental Indenture: Page 35

         Counsel stating that all conditions to release set forth in the Indenture and the Collateral Document have been met, release the Liens pursuant to this Indenture and the Collateral Document.

         Section 2.21 Twenty-first Covenant Amendment. The Indenture is hereby amended to amend the form of Note to eliminate the reference in Paragraph 4 thereof to the Notes as "unsecured" general obligations of the Company, as follows:

         4. Indenture. The Company issued the Notes under an Indenture, dated as of July 30, 1998 (the "Indenture"), among the Company, the Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are senior general obligations of the Company, secured to the extent provided in Article 12 of the Indenture, and limited to $125,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).


                       ARTICLE 3: NOTIFICATION OF HOLDERS

         Section 3.1 Notification of Holders. The Company shall notify Holders in accordance with Section 9.2 of the Indenture of the execution of this Supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this Supplement.


                            ARTICLE 4: MISCELLANEOUS

         Section 4.1 Notices. Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered by hand delivery, by first-class mail (registered or certified, return receipt requested), by facsimile or by overnight air courier guaranteeing next day delivery, to the others' addresses as follows:

If to the Company or any Guarantor:

                  TeleHub Communications Corporation
                  1175 Tristate Parkway
                  Gurnee, Illinois 60031
                  Attention: Chief Financial Officer
                  Telecopier No: [(847) 623-1616]










                      First Supplemental Indenture: Page 36

If to the Trustee:

                  State Street Bank and Trust Company
                  Two International Place-4th Floor
                  Boston, MA 02110
                  Attention: Corporate Trust Division:
                  TeleHub Communications Corporation--
                  13-7/8% Senior Discount Notes due 2005
                  Telecopier No.: (617) 664-5151

         The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses of subsequent notices or communications.

         All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly received: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is confirmed, if sent by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder of Notes shall be mailed by first-class mail, certified or registered requested, to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder of Notes or any defect in it shall not affect its sufficiency with respect to other Holders of Notes.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders of Notes, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 4.2       Governing Law.  THIS SUPPLEMENT SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENT.

         Section 4.3 No Adverse Interpretation of Other Agreements. This Supplement may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Supplement.






                      First Supplemental Indenture: Page 37

         Section  4.4  Successors.   All  agreements  of  the  Company  in  this
Supplement shall bind its successor. All agreements of the Trustee in this Supplement shall bind its successor.

         Section 4.5 Severability. In case any one or more of the provisions in this Supplement shall be held invalid, illegal or unenforceable in any jurisdiction, in any respect for any reason, the validity, legality and enforceability of any such provision in every other jurisdiction and in every other respect, and of the remaining provisions, shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         Section 4.6 Counterpart Originals. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of them together shall represent the same agreement.

         Section 4.7 Table of Contents, Headings, etc. The Table of Contents, Cross- Reference Table and Headings of the Articles and Sections of this Supplement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         Section 4.8 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this Supplement, any reference to the Indenture or to the Notes shall mean the Indenture or the Notes, as the case may be, as so amended by this Supplement or the Notes, as the case may be, as so amended by this Supplement.

         Section 4.9 Effectiveness. The provisions of this Supplement will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of Section 9.2 of the Indenture.

                      [signatures appear on following page]


















                      First Supplemental Indenture: Page 38

                  IN  WITNESS   WHEREOF,   the  undersigned   have  caused  this
Supplement to be executed as of the date first above written.

                               TELEHUB COMMUNICATIONS CORPORATION


                               By:___________________________________________
                                        Donald H. Sledge
                                        President and Chief Executive Officer


                               TELEHUB NETWORK SERVICES CORPORATION


                               By:___________________________________________
                                        Donald H. Sledge
                                        Chairman

                               TELEHUB TECHNOLOGIES CORPORATION


                               By:___________________________________________
                                        Donald H. Sledge
                                        Chairman


                               TELEHUB LEASING CORPORATION


                               By:___________________________________________
                                        Donald H. Sledge
                                        Chairman


                               STATE STREET BANK AND TRUST COMPANY,
                               as trustee

                               By:___________________________________________
                                        Chi Ma
                                        Assistant Vice President